Exhibit 21.1

Popular, Inc.

Subsidiaries of the Registrant Name	Jurisdiction of Incorporation
Banco Popular de Puerto Rico	Puerto Rico
Popular Auto LLC	Puerto Rico
PR Rent-to-Own LLC	Delaware
BP Faros del Oeste SPV, LLC	Delaware
BP Las Palmas at Villa Franca SPV, LLC	Delaware
BP Miraflores SPV, LLC	Delaware
BP Portfolio Holdings LLC	Delaware
BP Miramelinda Estate SPV, LLC	Delaware
BP Villas de Campomar SPV, LLC	Delaware
BP Estancias de Parra SPV, LLC	Delaware
BP Valle Tania SPV, LLC	Delaware
BP Villas de Sotomayor SPV, LLC	Delaware
BP Torre del Metropolitano SPV, LLC	Delaware
BP AVE SPV, LLC	Delaware
BP El Río SPV, LLC	Delaware
BP Productos Avícolas SPV, LLC	Delaware
BP Eureka House SPV, LLC	Delaware
Popular Community Capital, LLC	Delaware
PCC Sub-CDE I LLC	Delaware
PCC Sub-CDE II LLC	Delaware
PCC Sub-CDE III LLC	Delaware
PCC Sub-CDE IV LLC	Delaware
PCC Sub-CDE V LLC	Delaware
PCC Sub-CDE VI LLC	Delaware
PCC Sub-CDE VII LLC	Delaware
PCC Sub-CDE VIII LLC	Delaware
PCC Sub-CDE IX LLC	Delaware
PCC Sub-CDE X LLC	Delaware
Popular Mezzanine Fund LLC	Puerto Rico
Popular Insurance LLC	Puerto Rico
Popular Securities LLC	Puerto Rico
Popular Risk Services LLC	Puerto Rico
Popular Life RE	Puerto Rico
Popular Capital Trust I	Delaware
Popular Capital Trust II	Delaware
Popular International Bank, Inc.	Puerto Rico
Popular Insurance V.I., Inc.	U.S. Virgin Islands
Popular North America, Inc.	Delaware
Banco Popular North America	New York
Popular Equipment Finance, Inc.	Delaware
Popular Insurance Agency USA, Inc.	Delaware
E-LOAN, Inc.	Delaware
Equity One, Inc.	Delaware
Popular ABS, Inc.	Delaware
BanPonce Trust I	Delaware
Popular North America Capital Trust I	Delaware